SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.__)

Filed by the Registrant                      |X|
Filed by a Party other than the Registrant   | |

Check the appropriate box:

x    Preliminary Proxy Statement
     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
     Definitive Proxy Statement
     Definitive additional materials
     Soliciting material pursuant to section 240.14a-12

                           Phoenix Investment Trust 06
                       (formerly, Phoenix-Engemann Funds)
                    Registration Nos. 811-04506 and 033-01922

                               Phoenix Series Fund
                    Registration Nos. 811-00810 and 002-14069

      (Name of Registrant as Specified in Its Charter/Declaration of Trust)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

|X|  No fee required.
| |  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

              (1) Title of each class of securities to which transaction applies:
              (2) Aggregate number of securities to which transaction applies:
              (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
              (4)    Proposed maximum aggregate value of transaction:
              (5)    Total fee paid:

| |  Fee paid previously with preliminary materials:

| | Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

              (1)    Amount previously paid:

              (2)    Form, Schedule or Registration Statement No.:
              (3)    Filing Party:
              (4)    Date Filed:

        IMPORTANT: PLEASE VOTE YOUR SHARES BEFORE [           ], 2006.

[             ], 2006

Dear Shareholder:

I encourage you to take the time to read the enclosed Proxy Statement and cast your ballot for a special June 27, 2006 meeting of shareholders (the "Meeting") of the Phoenix Nifty Fifty Fund series of the Phoenix Investment Trust 06 (formerly, Phoenix-Engemann Funds) and the Phoenix Capital Growth Fund and the Phoenix Mid-Cap Growth Fund series of Phoenix Series Fund. Phoenix Investment Trust 06 and Phoenix Series Fund are each referred to herein as a "Trust" and, collectively, as the "Trusts". Each series of a Trust is referred to as a "Fund" and, collectively, as the "Funds." Your vote is vital to the outcome of the proposals that are being presented by the Boards of Trustees of the Trusts.

Shareholders of the Phoenix Nifty Fifty Fund will be presented with a proposal for the approval of a new Investment Advisory Agreement between the Phoenix Investment Trust 06, on behalf of the Phoenix Nifty Fifty Fund, and Phoenix Investment Counsel, Inc. ("PIC"), which would replace Engemann Asset Management ("EAM") as investment adviser of the Fund. Shareholders of Phoenix Capital Growth Fund and Phoenix Mid-Cap Growth Fund will be presented with a proposal for the approval of a new Subadvisory Agreement between PIC and Harris Investment Management, Inc. ("Harris") which would replace EAM as subadviser of each of these Funds. Phoenix Nifty Fifty Fund will be presented with a proposal for the approval of a new Subadvisory Agreement between PIC (which is proposed to be this Fund's new investment adviser) and Harris.

As described in more detail in the enclosed Proxy Statement, PIC and EAM are affiliated companies, however, PIC has more experience in managing and monitoring subadvisers. Accordingly, the Boards of Trustees of the Trusts believe that shareholders' interest will benefit by having PIC serve as investment adviser of the Funds and Harris serve as subadviser of the Funds to perform the day-to-day management of the assets of each of the Funds. Additionally, the Boards believe that the management of the Funds by PIC and Harris will result in superior performance of the Funds as compared to the Funds' performance under the management of EAM. Answers to questions about each proposal, the voting process and the shareholder meeting are also included in the enclosed Proxy Statement.

The Boards of Trustees have carefully assessed these proposals, and unanimously recommend that shareholders vote FOR the proposals. To confirm the Boards' recommendations, please vote FOR all the proposals on the enclosed proxy card.

YOUR VOTE COUNTS, AND DELAYING TO VOTE CAN POTENTIALLY ADD TO THE COST OF THIS PROXY SOLICITATION. PLEASE CAST YOUR BALLOT TODAY - BY MAIL, TELEPHONE OR ONLINE
- BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD.

If you have any questions, please call Phoenix Mutual Fund Services at 1-800-243-1574, Monday through Thursday, 8 AM to 6 PM Eastern Time, Friday until 5 PM.

Your vote is important. Please take a moment after reviewing the enclosed materials to vote your shares. If we do not hear from you after a reasonable amount of time, you may receive a telephone call from our proxy solicitor, Computershare Fund Services, Inc. reminding you to vote your shares.

Sincerely,

/s/ Daniel T. Geraci
Daniel T. Geraci
President and Chief Executive Officer
Phoenix Investment Partners, Ltd.

                             Q & A FOR SHAREHOLDERS


     While we encourage you to read the full text of the enclosed Proxy Statement, here's a brief overview of the matters affecting the Funds of the Trusts that will be the subject of a shareholder vote.

Q. What issues am I being asked to vote on at the upcoming meeting on June 27, 2006?

A. Shareholders of the Phoenix Nifty Fifty Fund are asked to approve a new Investment Advisory Agreement between Phoenix Investment Counsel, Inc. ("PIC") and the Phoenix Investment Trust 06, on behalf of the Phoenix Nifty Fifty Fund (the "Investment Advisory Agreement") to replace the existing investment advisory agreement with Engemann Asset Management ("EAM"), an affiliated company of PIC.

     Shareholders of the Phoenix Nifty Fifty Fund, the Phoenix Capital Growth Fund and the Phoenix Mid-Cap Growth Fund are asked to approve a new Subadvisory Agreement between PIC and Harris Investment Management, Inc. ("Harris") (the "Subadvisory Agreement(s)").

Q. Why is the investment advisory role of the Phoenix Nifty Fifty Fund being transitioned to PIC?

A. PIC would replace EAM in the role of investment adviser. Phoenix and EAM are affiliated companies, however, PIC has more experience managing and monitoring subadvisers. This is particularly relevant as shareholders of the Phoenix Nifty Fifty Fund are also being asked to approve a new Subadvisory Agreement with Harris, which would perform the day-to-day investment management in place of EAM. The Board believes that the management of the Phoenix Nifty Fifty Fund by PIC and Harris will result in improved performance of the Phoenix Nifty Fifty Fund.

Q. Why is the subadvisory role of the Phoenix Nifty Fifty Fund, the Phoenix Capital Growth Fund and the Phoenix Mid-Cap Growth Fund being transitioned to Harris?

A. PIC and Harris have entered into a strategic arrangement, pursuant to which the funds of the Harris Insight Funds Trust (the "Harris Trust Funds") would be integrated into the Phoenix family of mutual funds (the "Phoenix Funds"). As part of this expanded business relationship between PIC and Harris, the Boards of Trustees of the Trusts recently approved Harris as subadviser to the Funds, subject to approval by the shareholders of the Funds. PIC has undertaken many new strategic initiatives to build upon the foundation of its core asset management business. Specifically, PIC has determined that its future business model will be best served by having the Funds managed by Harris' money managers.

Q.   Why was Harris chosen as subadviser for the Funds?

A. The Boards believe that the Funds' shareholders can benefit most from the management of the Funds by Harris and PIC with day-to-day management of the Funds' assets by the equity team at Harris, which has demonstrated superior investment performance. The Boards believe that the management of the Funds by PIC and Harris will result in improved performance. Harris, an investment adviser registered under the Investment Advisers Act of 1940, is a wholly-owned subsidiary of Harris Bankcorp, Inc., which is a wholly-owned subsidiary of Bank of Montreal, a publicly-traded Canadian banking institution. Based in Chicago, Harris has been an investment adviser since 1989 and has approximately $21.7 billion in assets under management as of December 31, 2005. For more information about Harris, visit www.theharris.com.

Q.   Will the Funds' investment objectives or strategies change?

A. PIC does not currently contemplate that material changes will be made to the principal investment objectives or strategies of the Funds if the proposals are approved.

Q. Will the investment management fee rates change upon approval of the proposals?

A. No. The investment management fee rates will remain the same as they are currently. The Funds will pay no fee directly to Harris as the subadviser; these fees will be paid by PIC.

Q. Will I still be a shareholder of the Funds of which I am currently a shareholder?

A.   Yes.

Q.   What happens if a proposal is not approved?

A. If the required vote is not received with respect to any of the proposals, the Boards will determine what options are available for the Funds.

Q.   Have the Boards of Trustees approved the proposals?

A. Yes. Your Board unanimously approved the proposals and recommends that you vote in favor of each proposal.

Q. Who will pay for the proxy solicitation and legal costs associated with the proposals?

A. The costs associated with this Proxy Statement will be borne by Phoenix Investment Partners, Ltd., parent of PIC and EAM, and the Funds, as appropriate.

Q.   Are there service or account changes I need to know about now?

A.   There will be no changes to your Phoenix account or account services.

Q.   How do I vote my shares?

A. You can vote your shares by attending the Meeting, or if you do not expect to attend, by completing and signing the enclosed proxy card, and mailing it in the enclosed postage-paid envelope. Alternatively, you may vote by telephone by calling the toll-free number on the proxy card or by computer by going to the Internet address provided on the proxy card and following the instructions, using your proxy card as a guide. IT IS IMPORTANT THAT YOU VOTE PROMPTLY.

Q.   Will anyone contact me?

A. You may receive a call from our proxy solicitor, Computershare Fund Services, Inc. ("CFS") to verify that you received your proxy materials, to answer any questions you may have about the proposals and to encourage you to vote.

Q.   What should I do if I receive more than one proxy card?

A. Because each Fund's shareholders must vote separately, you may be sent a proxy card for each Fund account that you have. Please vote on all proposals shown on each proxy card that you receive.

Q.   Whom should I call for additional information about this Proxy Statement?

A. Please call CFS, your Fund's proxy agent, at 866-479-1426. CFS has been engaged to assist in the solicitation of proxies at an estimated cost of
     $[          ], plus expenses. As the Meeting date approaches, certain
     shareholders of the Funds may receive telephone calls from representatives of CFS if their votes have not yet been received. Proxies that are obtained telephonically will be recorded in accordance with the procedures described below. The Trustees believe that these procedures are reasonably designed to ensure that both the identity of the shareholder casting the vote and the voting instructions of the shareholder are accurately determined.

     In all cases in which a telephonic proxy is solicited, the CFS representative is required to ask for each shareholder's full name and address, or the zip code or employer identification number, and to confirm that the shareholder has received the proxy materials in the mail. If the shareholder is a corporation or other entity, the CFS representative is required to ask for the person's title and confirmation that the person is authorized to direct the voting of the shares. If the information solicited agrees with the information provided to CFS, then the CFS representative has the responsibility to explain the process, read the proposals listed on the proxy card and ask for the shareholder's instructions on each proposal. Although the CFS representative is permitted to answer questions about the process, he or she is not permitted to recommend to the shareholder how to vote, other than to read any recommendation set forth in this Proxy Statement. CFS will record the shareholder's instructions on the card. Within 72 hours, the shareholder will be sent a letter or mailgram to confirm his or her vote and asking the shareholder to call CFS immediately if his or her instructions are not correctly reflected in the confirmation.

--------------------------------------------------------------------------------

IN ORDER TO AVOID DELAY AND ADDITIONAL EXPENSE, AND TO ASSURE THAT YOUR SHARES ARE REPRESENTED, PLEASE VOTE AS PROMPTLY AS POSSIBLE, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING. YOU MAY VOTE BY MAIL, TELEPHONE OR OVER THE INTERNET. TO VOTE BY MAIL, PLEASE MARK, SIGN, DATE, AND MAIL THE ENCLOSED PROXY CARD. NO POSTAGE IS REQUIRED IF YOU USE THE ACCOMPANYING ENVELOPE TO MAIL THE PROXY CARD IN THE UNITED STATES. TO VOTE BY TELEPHONE, PLEASE CALL THE TOLL-FREE NUMBER LOCATED ON YOUR PROXY CARD AND FOLLOW THE RECORDED INSTRUCTIONS, USING YOUR PROXY CARD AS A GUIDE. TO VOTE OVER THE INTERNET, GO TO THE INTERNET ADDRESS PROVIDED ON YOUR PROXY CARD AND FOLLOW THE INSTRUCTIONS, USING YOUR PROXY CARD AS A GUIDE.

--------------------------------------------------------------------------------

                           PHOENIX INVESTMENT TRUST 06
                       (formerly, PHOENIX-ENGEMANN FUNDS)
                on behalf of the Phoenix Nifty Fifty Fund series

                               PHOENIX SERIES FUND
                  on behalf of the Phoenix Capital Growth Fund
                   and the Phoenix Mid-Cap Growth Fund series

                                101 Munson Street
                         Greenfield, Massachusetts 01301
                                 1-800-243-1574
                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                           To be held on June 27, 2006

To the Shareholders:

              NOTICE IS HEREBY GIVEN THAT a special meeting of the shareholders of the Phoenix Nifty Fifty Fund series of Phoenix Investment Trust 06 (formerly, Phoenix-Engemann Funds) and the Phoenix Capital Growth Fund series and Phoenix Mid-Cap Growth Fund series of Phoenix Series Fund will be held at the offices of Phoenix Investment Partners, Ltd., 56 Prospect Street, Hartford, Connecticut 06103, on June 27, 2006 at 2:00 p.m. Eastern Time and any adjournments thereof (the "Meeting"). Phoenix Investment Trust 06 and Phoenix Series Fund, each a Delaware statutory trust, are each referred to herein as a "Trust", and, collectively, as the "Trusts". Each series of a Trust is referred to as a "Fund" and, collectively, as the "Funds." The Meeting will be held for the following purposes:

              1. To approve an Investment Advisory Agreement between Phoenix Investment Counsel, Inc. ("PIC") and the Phoenix Investment Trust 06, on behalf of the Phoenix Nifty Fifty Fund (Proposal 1). Shareholders of the Phoenix Nifty Fifty Fund will vote on this proposal.
              2. To approve a Subadvisory Agreement between PIC and Harris Investment Management, Inc. ("Harris"). Shareholders of the applicable Funds will vote on these proposals.
                     o Proposal 2A: To approve a Subadvisory Agreement for Phoenix Capital Growth Fund.
                     o Proposal 2B: To approve a Subadvisory Agreement for Phoenix Mid-Cap Growth Fund.
                     o Proposal 2C: To approve a Subadvisory Agreement for Phoenix Nifty Fifty Fund.
              3. To transact any other business that may properly come before the Meeting.

              The Board of Trustees has fixed the close of business on May 17, 2006 as the record date for determination of shareholders entitled to notice of and to vote at the Meeting.

              Whether or not you plan to attend the Meeting in person, please vote your shares. As a convenience to our shareholders, you may now vote in any one of four ways:

              o   THROUGH THE INTERNET - https://vote.proxy-direct.com

              o   BY TELEPHONE - 866-241-6192

              o BY MAIL - using the enclosed proxy card(s) and postage paid envelope

              o   IN PERSON - at the Meeting

              We encourage you to vote by telephone or Internet; have your proxy card in hand, and call the number or go to the website and follow the instructions given there. Use of telephone or Internet voting will reduce the time and cost associated with this proxy solicitation. Whichever method you choose, please read the enclosed Proxy Statement carefully before you vote.

              If you sign, date, and return the proxy card but give no voting instructions, your shares will be voted "FOR" the proposal notice above.

                                              By order of the Boards of Trustees

                                              Kevin J. Carr, Esq.
                                              Title: Secretary


[             ], 2006

              SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE, WHICH NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES, OR VOTE BY TELEPHONE OR BY THE INTERNET. INSTRUCTIONS FOR THE PROPER EXECUTION OF THE PROXY ARE SET FORTH IMMEDIATELY FOLLOWING THIS NOTICE OR, WITH RESPECT TO TELEPHONE OR INTERNET VOTING, ON THE PROXY CARD. IT IS IMPORTANT THAT THE PROXY BE VOTED PROMPTLY.

                      INSTRUCTIONS FOR SIGNING PROXY CARDS

         The following general rules for signing proxy cards may be of assistance to you and avoid the time and expense involved in validating your vote if you fail to sign your proxy card properly.

         1. Individual Accounts: Sign your name exactly as it appears in the registration on the proxy card.

         2. Joint Accounts: Joint owners should each sign, exactly as your names(s) are shown in the registration.

         3. All Other Accounts: The capacity of the individuals signing the proxy card should be indicated unless it is reflected in the form of registration. For example:

     REGISTRATION                                               VALID SIGNATURE
     ------------                                               ---------------



     CORPORATE ACCOUNTS

     (1) ABC Corp...............................................ABC Corp.
     (2) ABC Corp  .............................................John Doe, Treasurer
     (3) ABC Corp. c/o John Doe, Treasurer......................John Doe

     (4) ABC Corp. Profit Sharing Plan .........................John Doe, Trustee

     TRUST ACCOUNTS

     (1) ABC Trust .............................................Jane B. Doe, Trustee
     (2) Jane B. Doe, Trustee u/t/d 12/28/78....................Jane B. Doe

     CUSTODIAN OR ESTATE ACCOUNTS

     (1) John B. Smith, Cust. f/b/o John B. Smith, Jr. UGMA.....John B. Smith
     (2) Estate of John B. Smith................................John B. Smith, Jr., Executor

                           PHOENIX INVESTMENT TRUST 06
                       (formerly, PHOENIX-ENGEMANN FUNDS)
                on behalf of the Phoenix Nifty Fifty Fund series

                               PHOENIX SERIES FUND
               on behalf of the Phoenix Capital Growth Fund series
                   and the Phoenix Mid-Cap Growth Fund series

                                101 Munson Street
                         Greenfield, Massachusetts 01301
                                 1-800-243-1574

                         SPECIAL MEETING OF SHAREHOLDERS
                           To be held on June 27, 2006

                                 PROXY STATEMENT

              This Proxy Statement is furnished in connection with the solicitation of proxies by the Boards of Trustees of Phoenix Investment Trust 06 and Phoenix Series Fund, Delaware statutory trusts, each of which is referred to herein as a "Trust", and, collectively, as the "Trusts". Phoenix Capital Growth Fund and Phoenix Mid-Cap Growth Fund are each a series of Phoenix Series Fund and Phoenix Nifty Fifty Fund is a series of Phoenix Investment Trust 06. Each series of a Trust is referred to as a "Fund" and, collectively, as the "Funds." The proxies will be used at the special meeting of shareholders to be held at 56 Prospect Street, Hartford, Connecticut 06103 on June 27, 2006 (the "Meeting") and any adjournment(s) thereof. The Meeting will be held at the offices of Phoenix Investment Partners, Ltd. for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders. This Proxy Statement, the Notice of Special Meeting and the proxy card are first being mailed to shareholders on or about May 26, 2006 or as soon as practicable thereafter. The close of business on May 17, 2006 has been fixed as the record date (the "Record Date") for the determination of shareholders entitled to receive notice of and to vote at the Meeting. Each shareholder shall be entitled to one vote for each dollar of net asset value (determined as of the Record Date) of each share owned by such shareholder on any matter on which such shareholder is entitled to vote and each fractional dollar amount shall be entitled to a proportionate fractional vote. On the Record Date the following shares were outstanding representing the following number of votes:

   TRUST, Fund and Class             Shares Outstanding        Votes Represented
   ---------------------             ------------------        -----------------

PHOENIX INVESTMENT TRUST 06
Phoenix Nifty Fifty Fund
         Class A                           [   ]                    [   ]
         Class B                           [   ]                    [   ]
         Class C                           [   ]                    [   ]
PHOENIX SERIES FUND
Phoenix Capital Growth Fund
         Class A                           [   ]                    [   ]
         Class B                           [   ]                    [   ]
Phoenix Mid-Cap Growth Fund

   TRUST, Fund and Class             Shares Outstanding        Votes Represented
   ---------------------             ------------------        -----------------
         Class A                           [   ]                    [   ]
         Class B                           [   ]                    [   ]
         Class C                           [   ]                    [   ]

              Copies of the Trusts' most recent annual and/or semi-annual reports are available free of charge via the Internet at www.PhoenixFunds.com, by calling 800-243-1574, or by writing Phoenix Funds, P.O. Box 830, Boston, MA 02266-8301.

              It is expected that the solicitation of proxies will be primarily by mail. Supplementary solicitations may be made by mail, telephone, facsimile, Internet or personal contact by representatives of the Trusts. Computershare Fund Services, Inc. ("CFS") has been engaged to assist in the distribution and tabulation of proxies and to assist in the solicitation of proxies. The anticipated cost of this proxy solicitation is approximately $[________]. The costs associated with this Proxy Statement will be borne by Phoenix Investment Partners, Ltd., parent of PIC and EAM, and the Funds, as appropriate.

              Any shareholder submitting a proxy has the power to revoke it prior to its use by attending and voting in person at the Meeting, by mailing a notice of revocation to the Secretary at the principal office of the Trusts, or by executing a superseding proxy by telephone or through the Internet to the Trusts. All properly executed but unmarked proxies received before the Meeting will be voted FOR the approval of all of the proposals contained in this Proxy Statement.

              Thirty-three and one-third percent (33 1/3%) of the outstanding shares of each Fund must be present in person or by proxy to constitute a quorum for the transaction of business for such Fund. If the necessary quorum to transact business or the vote required to approve the proposals is not obtained at the Meeting, the persons named as proxies on the proxy card may propose one or more adjournments of the Meeting, in accordance with applicable law, to permit the further solicitation of proxies. Any such adjournment would require the affirmative vote of a majority of the shares voting on the adjournment. The persons named as proxies will vote those proxies that are entitled to vote in favor of the proposals, and all properly executed but unmarked proxies in favor of such adjournment, and will vote against any such adjournment those proxies that they have been instructed to vote against the proposals. Proxies received with an instruction to abstain from voting will abstain from voting on any adjourned proposal. A vote may be taken on any of the proposals in this Proxy Statement prior to any such adjournment if sufficient votes have been received for approval.

              The inspectors of election will treat abstentions of shares represented at the Meeting as present for purposes of determining a quorum. Under the rules of the New York Stock Exchange, if a broker has not received instructions from beneficial owners or persons entitled to vote and the proposal to be voted upon may "affect substantially" a shareholder's rights or privileges, the broker may not vote the shares as to that proposal even if it has discretionary voting power. Abstentions will be treated as shares voted against a proposal. Proposal 1 will be voted on by shareholders of the Phoenix Nifty Fifty Fund. Proposals 2A., 2B. and 2C. will be voted on by shareholders of the applicable Funds.

                           BACKGROUND OF THE PROPOSALS

              PIC and Harris have recently entered into an arrangement pursuant to which PIC would become investment adviser and Harris would become subadviser of the funds of the Harris Insight Funds Trust (the "Harris Funds") and the Harris Funds would be integrated into the Phoenix family of mutual funds (the "Phoenix Funds"). As part of the expanded business relationship between PIC and Harris, the Boards of Trustees of the Trusts recently approved Harris as subadviser to the Funds, subject to approval by the shareholders of the Funds which is being requested in this Proxy Statement. PIC has undertaken many new strategic initiatives to build upon the foundation of its core asset management business. Specifically, PIC has determined that its future business model will be best served by having the Funds managed by Harris' money managers.

              The arrangement pursuant to which PIC would become investment adviser and Harris would become subadviser of the Harris Funds is subject to approval by shareholders of the Harris Funds, as well other conditions. A proxy statement was filed by the Harris Funds seeking approval by shareholders of the Harris Funds on April 18, 2006. In connection with the arrangement between PIC and Harris, PIC will make certain payments to Harris in an amount that Harris has informed the Harris Funds is not material to Harris. PIC has also agreed with Harris not to recommend to the Board of the Harris Funds, the termination of the new subadvisory agreements with Harris for the Harris Funds for five years, other than for "cause" (which includes such things as significant changes in portfolio management personnel and material failures of compliance with applicable laws or regulations. In the event that PIC recommends a termination of Harris' new subadvisory agreement with respect to the Harris Funds without cause, PIC could become subject to a potentially significant monetary penalty. In addition, Harris has agreed to take certain actions to facilitate the continued provision of its subadvisory services to PIC and agreed that Harris and certain affiliates will not engage in certain competitive activities. In exchange, PIC has agreed to make a payment to Harris in the event that the revenues Harris has received from its relationship with PIC have not reached specified levels in five years. Harris has informed the Harris Funds that the value of these contingent payments would not be expected to be material to Harris.

              Although PIC and Harris have entered into the business relationship described above, the arrangement is not a condition to the proposals described in this Proxy Agreement.

                        BOARDS OF TRUSTEES RECOMMENDATION

              The Boards of Trustees met on March 23, 2006 to discuss the proposals contained in this Proxy Statement. The Boards voted unanimously to approve the proposals. THE BOARD OF TRUSTEES RECOMMEND THAT YOU VOTE "FOR" ALL OF THE PROPOSALS CONTAINED IN THIS PROXY STATEMENT.

                    PROPOSAL 1: APPROVAL OF A NEW INVESTMENT
               ADVISORY AGREEMENT FOR THE PHOENIX NIFTY FIFTY FUND

REQUIRED VOTE

              Approval of the new Investment Advisory Agreement (the "New Agreement") with PIC requires the affirmative vote of a majority of the outstanding voting securities of the Phoenix Nifty Fifty Fund with all of the Phoenix Nifty Fifty Fund's share classes voting together. Under the Investment Company Act of 1940, as amended (the "1940 Act"), a majority of a fund's outstanding voting securities is defined as the lesser of (1) 67% of the outstanding shares represented at a meeting at which more than 50% of a fund's outstanding shares are present in person or represented by proxy or (2) more than 50% of a fund's outstanding voting securities (a "Majority Vote"). If the New Agreement is not approved by the shareholders of the Phoenix Nifty Fifty Fund, EAM would continue to serve as the Phoenix Nifty Fifty Fund's investment adviser at the current fee level, until the expiration of the current Investment Advisory Agreement (the "Current Agreement"), and the Board of Trustees would consider the options available to the Phoenix Nifty Fifty Fund at that time.

NEW AGREEMENT

              Other than the parties involved, the New Agreement does not differ from the Current Agreement. Under the New Agreement, PIC would perform the same supervisory services currently performed by EAM as adviser but will engage Harris to serve as sub-adviser (if the Subadvisory Agreement with Harris, discussed below, is approved by shareholders). Harris will perform the day-to-day investment management in place of EAM. EAM and PIC are affiliated companies. The reason for entering into the New Agreement with PIC is that PIC has more experience in dealing with and monitoring subadvisers. Further, for ease of administration and possible economies of scale, PIC and EAM agree that management of subadvisory relationships should be undertaken by one entity - PIC. The New Agreement will continue in effect until [ ], and thereafter from year to year so long as such continuance is approved annually by a majority of the Phoenix Nifty Fifty Fund's Independent Trustees, and by either a majority of the outstanding voting shares of the Phoenix Nifty Fifty Fund or the Trustees of the Phoenix Nifty Fifty Fund. As discussed in Proposal 2C. below, the Board of Trustees is also recommending that PIC enter into a Subadvisory Agreement with Harris on behalf of the Phoenix Nifty Fifty Fund.

              The New Agreement, as is the case with respect to the Current Agreement, will provide that PIC shall not be liable to the Phoenix Nifty Fifty Fund or to any shareholder of the Phoenix Nifty Fifty Fund for any error of judgment or mistake of law or for any loss suffered by the Phoenix Nifty Fifty Fund or by any shareholder of the Phoenix Nifty Fifty Fund in connection with the matters to which the New Agreement relates, except a loss resulting from willful misfeasance, bad faith, gross negligence or reckless disregard on the part of the PIC in the performance of its duties hereunder.

CURRENT AGREEMENT

              The Phoenix Investment Trust 06 (formerly, Phoenix-Engemann Funds), on behalf of the Phoenix Nifty Fifty Fund, has entered into the Current Agreement with EAM, which is located at 600 North Rosemead Boulevard, Pasadena, California 91107. The Current Agreement provides that EAM will have overall supervisory responsibility for the investment program of the Phoenix

Nifty Fifty Fund and at its own expense will provide office space for the Phoenix Nifty Fifty Fund as well as pay the salaries, fees and expenses of the Phoenix Nifty Fifty Fund's officers and of those Trustees who are interested persons of EAM. EAM is also authorized to perform the management and administrative services necessary for the operation of the Phoenix Nifty Fifty Fund. For providing these services, EAM receives a monthly fee calculated at an annual rate based on 0.90% for the first $50 million of the Phoenix Nifty Fifty Fund's assets, 0.80% on the next $450 million and 0.70% on the excess over $500 million. The Phoenix Nifty Fifty Fund paid EAM $659,835 for the fiscal year ended December 31, 2005. The Phoenix Nifty Fifty Fund made no other material payments to EAM during its last fiscal year.

              The Current Agreement with EAM is dated [         ], and will

continue in effect until [         ], and thereafter from year to year so long
as such continuance is approved annually by a majority of the Phoenix Nifty Fifty Fund's Trustees who are not interested persons of any party to the Current Agreement ("Independent Trustees") or by a majority of the outstanding voting shares of the Phoenix Nifty Fifty Fund. The Current Agreement with EAM was
approved by shareholders on [         ]. The Current Agreement (i) may be
terminated without the payment of any penalty by the Phoenix Nifty Fifty Fund or EAM on 60 days written notice; (ii) terminates automatically in the event of its assignment; and (iii) generally, may not be amended without the approval by vote of a majority of the Trustees of the Phoenix Nifty Fifty Fund, including a majority of the Independent Trustees and, to the extent required by the 1940 Act, the vote of a majority of the outstanding voting securities of the Phoenix Nifty Fifty Fund. The Board most recently voted to renew the Current Agreement
on [         ].

BASIS FOR THE BOARD RECOMMENDATION

              In evaluating, approving and recommending to the Phoenix Nifty Fifty Fund's shareholders that they approve this Proposal, the Board of Trustees requested and evaluated information provided by PIC which, in the Board's view, constituted information necessary for the Board to form a judgment as to whether the New Agreement would be in the best interests of the Phoenix Nifty Fifty Fund and its shareholders. Prior to making its final decision, the Independent Trustees met privately with independent counsel to discuss the information provided.

              In recommending that shareholders approve the proposal, the Board considered various factors, including:

              1) the rate of the investment advisory fee and other expenses that would be paid by the Phoenix Nifty Fifty Fund under the New Agreement as compared to those paid under the Current Agreement. Consideration was given to a comparative analysis of the investment advisory fees and total expense ratio of the Fund compared with those of a group of other funds with similar characteristics. Specifically, the Board noted that current and proposed fees were slightly above the median of advisory fees for comparable funds;

              2) the nature and quality of investment advisory services that would be provided by PIC to the Phoenix Nifty Fifty Fund, including efforts to improve the Phoenix Nifty Fifty Fund's performance by entering into a subadvisory relationship with Harris;

              3) other benefits to PIC in providing investment advisory services to the Phoenix Nifty Fifty Fund; and

              4) possible economies of scale to be achieved through the reduction in advisory and other fees as assets grow while managing the Phoenix Nifty Fifty Fund under the proposed New Agreement.

              In considering the proposal, the Board concluded that by entering into the New Agreement, PIC could use its expertise to monitor the Phoenix Nifty Fifty Fund's proposed subadvisory relationship with Harris.

               PROPOSAL 2: APPROVAL OF THE SUBADVISORY AGREEMENTS
                     WITH HARRIS INVESTMENT MANAGEMENT, INC.

               PROPOSAL 2A: APPROVAL OF SUBADVISORY AGREEMENT FOR
                           PHOENIX CAPITAL GROWTH FUND

               PROPOSAL 2B: APPROVAL OF SUBADVISORY AGREEMENT FOR
                           PHOENIX MID-CAP GROWTH FUND

               PROPOSAL 2C: APPROVAL OF SUBADVISORY AGREEMENT FOR
                            PHOENIX NIFTY FIFTY FUND

REQUIRED VOTE

              Approval of the Subadvisory Agreements with Harris requires a Majority Vote of the shareholders of each of Phoenix Capital Growth Fund and Phoenix Mid-Cap Growth Fund, each a series of Phoenix Series Fund and Phoenix Nifty Fifty Fund, a series of Phoenix Investment Trust 06, respectively, with each of the Fund's share classes voting together. If a new Subadvisory Agreement is not approved, the relevant Board of Trustees will consider the options available to the Fund that are in the best interests of shareholders.

THE SUBADVISORY AGREEMENT

              On March 23, 2006, the Trustees of the Trusts, including a majority of the Independent Trustees, unanimously approved the proposed Subadvisory Agreements. The Boards believe that the Funds' shareholders can benefit most from management of the Funds' assets by the equity team at Harris, which has demonstrated superior investment performance. The Boards believe that the management of the Funds by PIC and Harris will result in improved performance of the Funds. PIC does not currently contemplate that any material changes to the Funds' principal investment strategies would occur if the Subadvisory Agreements are approved.

              The Subadvisory Agreements between PIC and Harris would obligate Harris to: (i) make investment decisions on behalf of the Funds; (ii) place all orders for the purchase and sale of investments for the Funds with brokers or dealers selected by Harris; (iii) vote all proxies for portfolio securities in accordance with policies and procedures adopted by the Funds; and (iv) perform certain limited related administrative functions in connection therewith.

              The Subadvisory Agreements would provide that Harris shall not be liable for any action taken, omitted or suffered to be taken by it in its best professional judgment, in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Subadvisory Agreements, or in accordance with specific directions or instructions from the Funds, provided, however, that such acts or omissions shall not have constituted a material breach of the investment objectives, policies and restrictions or laws and regulations applicable to the Funds, as defined in the then current registration statements of the Funds or under the 1940 Act and that such acts or omissions shall not have resulted from the Subadviser's willful misfeasance, bad faith or gross negligence, or reckless disregard of its obligations and duties under the Subadvisory Agreements.

              The Funds would pay no fee directly to Harris as the subadviser. Under the Subadvisory Agreements, the fees to be paid to the Subadviser by PIC are to be 50% of the gross management fee payable to PIC as calculated based on the average daily net assets of each of the Funds. The fees shall be prorated for any month during which the Subadvisory Agreements are in effect for only a portion of the month. In computing the fees to be paid to the Subadviser, the net asset value of the Funds shall be as set forth in the then current registration statements of the Funds.

BASIS FOR THE BOARD'S RECOMMENDATION

              At a meeting of the Boards of Trustees on March 23, 2006, the Trustees conferred with representatives of PIC and Harris to consider the proposal by Harris and its effect on the Funds. In evaluating, approving and recommending to the Funds' shareholders that they approve this proposal, the Boards of Trustees requested and evaluated information provided by PIC and Harris which, in the Boards' view, constituted information necessary for the Boards to form a judgment as to whether PIC's entering into the Subadvisory Agreements with Harris would be in the best interests of the Funds and their shareholders. Prior to making its final decision, the Independent Trustees met privately with independent counsel to discuss the information provided.

              In their deliberations, the Trustees did not identify any particular information that was all important or controlling, and the Trustees attributed different weights to the various factors. In recommending that shareholders approve this proposal, the Trustees considered various factors, including:

              1) the nature, extent and quality of the services to be provided by Harris. The Trustees considered the experience of the individual Harris portfolio managers who would be providing services under the Subadvisory Agreements and noted the breadth and depth of experience presented;

              2) that Harris's portfolio management is team managed with more than 10 years cumulative trading and investing experience;

              3) a review and comparison of the proposed sub-advisory fees of funds with similar investment strategies to the Funds;

              4) that because the investment subadvisory fee would be paid by PIC (not the Funds), the Board did not consider the costs of the services to be provided by Harris, or its profitability with regard to the Funds;

              5) the net annual return performance comparison as of December 31, 2005:

                                      1 YEAR           3 YEARS          5 YEARS
                                      ------           -------          -------

PHOENIX CAPITAL GROWTH FUND......      3.46%           10.84%           (8.02)%
Harris Large Cap Growth
   Composite ....................      7.34%           14.74%           (2.36)%
Russell 1000 Growth Index .......      5.26%           13.23%           (3.58)%
Lipper Rank - Large Cap Growth
   Category......................       33%              27%              32%

PHOENIX NIFTY FIFTY FUND.........      3.79%           12.82%           (9.35)%
Harris Large Cap Growth
   Composite ....................      7.04%           14.44%           (2.66)%
Russell 1000 Growth Index .......      5.26%           13.23%           (3.58)%
Lipper Rank - Large Cap
   Growth Category ..............       36%              28%              34%

PHOENIX MID-CAP GROWTH FUND......      9.49%           18.25%           (6.51)%
Harris Backtested Mid Cap
   Growth........................     12.57%            9.87%           10.87%
Russell Midcap Growth Index .....     12.10%           22.70%            1.38%
Lipper Rank - Mid Cap
   Growth Category...............       26%              1%               1%

              Harris performance results are net of mutual fund fees and expenses, and assume all dividends and distributions have been reinvested. Some of the discretionary accounts are not registered mutual funds and were not subject to certain investment limitations and other restrictions imposed by the 1940 Act and the Internal Revenue Code, which, if applicable, may have adversely affected the performance of the composite. The Harris composite performance does not represent the historical performance of the Funds and should not be interpreted as indicative of the future performance of the Funds.

              The Russell 1000 Growth Index offers investors access to the large-cap growth segment of the U.S. equity universe while the Russell Midcap Growth Index offers investors access to the mid-cap growth segment of the U.S. equity universe. The Russell 1000 Growth Index and the Russell Midcap Growth Index are constructed to provide comprehensive and unbiased barometers of, respectively, the large-cap and mid-cap growth markets. The Russell 1000 Growth Index and the Russell Midcap Growth Index are unmanaged and do not reflect deduction of fees and expenses; and

              6) the fact that there are no other tangible benefits to Harris in providing investment advisory services to the Funds, other than the fee to be earned under the Subadvisory Agreements. There may be certain intangible benefits gained to the extent that serving the Funds could enhance Harris's reputation in the marketplace, and, therefore, would enable Harris to attract additional client relationships; and

              7)     the Harris compliance program; and

              8) the Boards' consideration and approval of the strategic business arrangements with Harris previously described.

              Based on the foregoing, the Boards concluded that the proposed Subadvisory Agreements were favorable for shareholders because shareholders could benefit from management of the Funds' assets by the portfolio management team at Harris.

                           MORE INFORMATION ABOUT PIC

              PIC is located at 56 Prospect Street, Hartford, Connecticut 06115-0480. Phoenix Equity Planning Corporation ("PEPCO"), a subsidiary of Phoenix Investment Partners, Ltd. ("PXP") owns all of the outstanding stock of PIC. The Phoenix Companies, Inc. ("PNX") of Hartford, Connecticut is the sole shareholder of PXP. PNX's primary place of business is One American Row, Hartford, CT 06102-5056. PIC acts as the investment adviser for over 50 mutual funds and as adviser to institutional clients. PIC has acted as an investment adviser for over 70 years. As of March 31, 2006, PIC had approximately $19.2 billion in assets under management.

              As Distributor of shares of the Phoenix Nifty Fifty Fund, Phoenix Equity Planning Corporation ("PEPCO"), an indirect, wholly-owned subsidiary of The Phoenix Companies, Inc. ("PNX"), retained net selling commissions and deferred sale charges for the fiscal year ended December 31, 2005 of $2,973 (Class A shares), and $18,745 (Class B shares). In addition, the Fund pays PEPCO distribution and/or service fees at an annual rate of 0.25% for Class A shares and 1.00% for Class B and Class C shares applied to the average daily net assets of each respective class. PEPCO received $_________________ for the fiscal year ended December 31, 2005 in Rule 12b-1 distribution fees/services fees. PEPCO also received administrative fees from the Fund of $75,610 for the fiscal year ended December 31, 2005. These services will continue to be provided if the investment advisory contract is approved.

              The following persons serve as the principal executive officers of PIC at the address for PIC listed above with their principal Phoenix occupations noted in parenthesis: Daniel T. Geraci, Director and President (President and Chief Executive Officer, Phoenix Investment Partners, Ltd.); Michael E. Haylon, Director (Executive Vice President and Chief Financial Officer, The Phoenix Companies, Inc.); James D. Wehr, Executive Vice President (Executive Vice President and Chief Investment Officer, The Phoenix Companies, Inc.); George R. Aylward, Executive Vice President (Executive Vice President and Chief Operating Officer, Phoenix Investment Partners, Ltd.); Doreen A. Bonner, Vice President and Chief Compliance

Officer (Senior Compliance Officer, Phoenix Life Insurance Company); Glenn H. Pease, Vice President, Finance and Treasurer (Vice President, Finance, and Treasurer, Phoenix Investment Partners, Ltd.); Kevin J. Carr, Vice President and Assistant Secretary (Vice President and Counsel, The Phoenix Companies, Inc.); John H. Beers, Vice President and Clerk (Vice President and Secretary, The Phoenix Companies, Inc.); and John R. Flores, Vice President and Anti-Money Laundering Officer (Vice President, Counsel and Chief Compliance Officer, The Phoenix Companies, Inc.).

              PXP is the wholly-owned investment management subsidiary of PNX and has served investors for over 70 years. As of March 31, 2006, PXP had approximately $50.5 billion in assets under management. PXP's money management is provided by affiliated investment advisers, as well as through subadvisory arrangements with outside managers, each specializing in particular investment styles and asset classes.

                          MORE INFORMATION ABOUT HARRIS

              Harris is located at 190 South LaSalle Street, 4th Floor, Chicago, Illinois 60603. Harris, an investment adviser registered under the Investment Advisers Act of 1940, is a wholly-owned subsidiary of Harris Bankcorp, Inc., which is a wholly-owned subsidiary of Harris Financial Corp., which is a wholly-owned subsidiary of Bank of Montreal, a publicly-traded Canadian banking institution. The following persons serve as the directors and principal executive officers of Harris at the address for Harris listed above: Donald G.
M. Coxe, Chairman of the Board, Chief Strategist, and Director; Gilles G. Ouellette, Director; William O. Leszinske, Director, President and Chief Investment Officer; Barry M. Cooper, Director; Randall J. Johnson, Treasurer and Chief Financial Officer; Atul Tiwari, Director; Timothy R. Kane, Secretary; and William A. Downe, Director. The principal occupation of the principal executive officers is the officer's position with Harris.

              Harris had approximately $21.7 billion in assets under management as of December 31, 2005.

                           MORE INFORMATION ABOUT EAM

       EAM is located at 600 North Rosemead Blvd., Pasadena, California 91107-2133. All of the outstanding stock of EAM is owned by PXP. Malcolm Axon serves as the principal executive officer of EAM and does not serve as a Trustee or Officer of the Trusts.

              INFORMATION ABOUT PHOENIX EQUITY PLANNING CORPORATION

       Phoenix Equity Planning Corporation ("PEPCO") acts as national distributor of the Funds. PEPCO is an indirect, wholly-owned subsidiary of The Phoenix Companies, Inc. ("PNX"). For the fiscal years ended in 2005, PEPCO retained net selling commissions and deferred sales charges for each of the Funds as indicated in the table below:

-------------------------------------------------------------------------------------------------------------------
             FUND                    FISCAL YEAR ENDED         NET SELLING COMMISSIONS      DEFERRED SALES CHARGES
                                                                  RETAINED BY PEPCO            RECEIVED BY PEPCO
-------------------------------------------------------------------------------------------------------------------
 Capital Growth Fund             October 31, 2005
------------------------------- ---------------------------- ---------------------------- -------------------------
 Mid-Cap Growth Fund             October 31, 2005
------------------------------- ---------------------------- ---------------------------- -------------------------
 Nifty Fifty Fund                December 31, 2005
-------------------------------------------------------------------------------------------------------------------

       In addition, each Fund pays PEPCO distribution and/or service (12b-1) fees at an annual rate of 0.25% for Class A shares and 1.00% for Class B and Class C shares applied to the average daily net assets of each respective class. The table below shows the 12b-1 fees paid by each of the Funds, the amounts received by PEPCO as principal underwriter, and the amounts paid to unaffiliated broker-dealers for the respective fiscal years ended in 2005.

-------------------------------------------------------------------------------------------------------------------
          FUND                 FISCAL YEAR          12b-1 FEES PAID      12b-1 FEES RETAINED   12b-1 FEES RECEIVED
                                  ENDED                 BY FUND                 BY PEPCO         BY UNAFFILIATED
                                                                                                 BROKER-DEALERS
------------------------- ---------------------- ---------------------- --------------------- ---------------------
 Capital Growth Fund       October 31, 2005
------------------------- ---------------------- ---------------------- --------------------- ---------------------
 Mid-Cap Growth Fund       October 31, 2005
------------------------- ---------------------- ---------------------- --------------------- ---------------------
 Nifty Fifty Fund          December 31, 2005
-------------------------------------------------------------------------------------------------------------------

       PEPCO also acts as administrator for each of the Funds. The table below shows the administrative fees paid by each of the Funds to PEPCO, as well as the amounts paid out by PEPCO to PFPC Inc., subagent (unaffiliated) to PEPCO, for the respective fiscal years ended in 2005.

-------------------------------------------------------------------------------------------------------------------
             FUND                        FISCAL YEAR             ADMINISTRATIVE FEES            FEES BY PEPCO
                                            ENDED                   PAID TO PEPCO                FOR SUBAGENT
------------------------------- ---------------------------- ---------------------------- -------------------------
 Capital Growth Fund             October 31, 2005
------------------------------- ---------------------------- ---------------------------- -------------------------
 Mid-Cap Growth Fund             October 31, 2005
------------------------------- ---------------------------- ---------------------------- -------------------------
 Nifty Fifty Fund                December 31, 2005
-------------------------------------------------------------------------------------------------------------------

These services will continue to be provided if Proposal 1 is approved.

                           SHARE OWNERSHIP INFORMATION

              As of the Record Date, the following chart lists those shareholders who beneficially owned 5% or more of the outstanding shares of the Trusts.

         TRUST, Fund and Class       Shareholder         Shares         Percent
         ---------------------       -----------         ------         -------
PHOENIX INVESTMENT TRUST 06
Phoenix Nifty Fifty Fund
         Class A                        [  ]              [  ]           [  ]
         Class B                        [  ]              [  ]           [  ]
         Class C                        [  ]              [  ]           [  ]
PHOENIX SERIES FUND
Phoenix Capital Growth Fund
         Class A                        [  ]              [  ]           [  ]
         Class B                        [  ]              [  ]           [  ]
Phoenix Mid-Cap Growth Fund
         Class A                        [  ]              [  ]           [  ]
         Class B                        [  ]              [  ]           [  ]
         Class C                        [  ]              [  ]           [  ]


                             PORTFOLIO TRANSACTIONS

              The Funds do not allocate portfolio brokerage on the basis of the sales of shares, although brokerage firms whose customers purchase shares of the Funds may participate in brokerage commissions.

                                 OTHER BUSINESS

              The Boards of Trustees knows of no other business to be brought before the Meeting. If other business should properly come before the Meeting, the proxy holders will vote thereupon in their discretion.

              Under the provisions of the Trusts' charter documents and applicable law, no annual meeting of shareholders is required, and the Trusts do not currently intend to hold such a meeting. Ordinarily, there will be no shareholder meeting unless required by the 1940 Act or otherwise. Shareholder proposals for inclusion in the proxy statement for any subsequent meeting must be received by the Trusts within a reasonable period of time prior to any such shareholder meeting. Shareholders collectively holding at least 10% of the outstanding shares of each Trust may request a shareholder meeting at any time for the purpose of voting to remove one or more of the Trustees. The Trusts will assist in communicating to other shareholders about such meeting.

              As of May [ ], 2006, the officers and Trustees of the Trusts owned less than 1% of the outstanding shares of the Trusts.

              PLEASE VOTE BY COMPLETING THE ENCLOSED PROXY CARD(S) AND RETURNING
THE CARD(S) BY [            ], 2006 IN THE ENCLOSED SELF-ADDRESSED, POSTAGE-PAID
ENVELOPE OR BY LOGGING ON TO THE INTERNET AT HTTPS://VOTE.PROXY-DIRECT.COM OR BY TELEPHONE BY CALLING TOLL-FREE 866-241-6192.

By order of the Board of Trustees

                                            /s/ Kevin J. Carr, Esq.
                                           -------------------------------------
                                           Name: Kevin J. Carr, Esq.
                                           Title: Secretary

                 [FORM OF INVESTMENT ADVISORY AGREEMENT TO COME]
                 -----------------------------------------------

                     [FORM OF SUBADVISORY AGREEMENT TO COME]
                     ---------------------------------------

                     EVERY SHAREHOLDER'S VOTE IS IMPORTANT!

          PLEASE SIGN, DATE AND RETURN YOUR VOTING INSTRUCTIONS TODAY!

Your Proxy Vote is important!

Please detach at perforation before mailing

PROXY                     PHOENIX INVESTMENT TRUST 06                      PROXY
                       (formerly, PHOENIX-ENGEMANN FUNDS)
                on behalf of the Phoenix Nifty Fifty Fund series

                               PHOENIX SERIES FUND
                on behalf Phoenix Capital Growth Fund series and
                       Phoenix Mid-Cap Growth Fund series

                  SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON
                                  June 27, 2006




The undersigned shareholder(s) of Phoenix Investment Trust 06, on behalf of the Phoenix Nifty Fifty Fund series and Phoenix Series Fund, on behalf of the Phoenix Capital Growth Fund series and the Phoenix Mid-Cap Growth Fund series, revoking previous proxies, hereby appoints [Kevin J. Carr, Vallerie A. Atwood and Noreen M. O'Connell], or any one of them true and lawful attorneys with power of substitution of each, to vote all shares which the undersigned is entitled to vote, at the Special Meeting of Shareholders to be held on June 27, 2006, at the offices of Phoenix Investment Partners, Ltd., 56 Prospect Street, Hartford, Connecticut 06103, at 2:00 p.m. Eastern Time, and at any adjournment thereof as indicated on the reverse side. In their discretion, the proxy holders named above are authorized to vote upon such other matters as may properly come before the meeting. Phoenix Investment Trust 06 and Phoenix Series Fund, each a Delaware statutory trust, are each referred to herein as a "Trust" and, collectively, as the "Trusts." Each series of a Trust is referred to as a "Fund" and, collectively, as the "Funds" unless otherwise specified.

RECEIPT OF THE NOTICE OF THE SPECIAL MEETING AND THE ACCOMPANYING PROXY STATEMENT IS HEREBY ACKNOWLEDGED. THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR FOR THE PROPOSALS IF NO CHOICE IS INDICATED.


                                          ______________________________________
                                          ______________________________________

Note: PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS CARD. When signing as attorney, executor, administrator, trustee, guardian or as custodian for a minor please sign your name and give your full title as such. If signing on behalf of a corporation, please sign the full corporate name and your name and indicate your title. If you are a partner signing for a partnership, please sign the partnership name, your name and indicate your title. Joint owners should each sign these instructions. Please sign, date and return.


                                          ______________________________________
                                          Signature and Title, if applicable


                                          ______________________________________
                                          Signature (if held jointly)


                                          ________________________________, 2006
                                          Date

         PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE
             THIS PROXY IS BEING SOLICITED BY THE BOARD OF TRUSTEES

                     EVERY SHAREHOLDER'S VOTE IS IMPORTANT!
                           VOTE THIS PROXY CARD TODAY!

TRUSTS
------
PHOENIX INVESTMENT TRUST 06                             [NUMBER OF SHARES OWNED]
PHOENIX SERIES FUND                                     [NUMBER OF SHARES OWNED]

                  Please detach at perforation before mailing.

SHARES HELD ON BEHALF OF THE SHAREHOLDER WILL BE VOTED AS INDICATED BELOW OR FOR THE PROPOSAL IF NO CHOICE IS INDICATED.

The Board of Trustees recommends a vote FOR the following proposals.

PLEASE MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: |X|

1. Approve an Investment Advisory Agreement between Phoenix Investment Counsel, Inc. ("PIC") and the Phoenix Investment Trust 06, on behalf of the Phoenix Nifty Fifty Fund. Shareholders of the Phoenix Nifty Fifty Fund vote on this proposal.

     FOR | |                        ABSTAIN | |                    AGAINST | |

2. Approve a Subadvisory Agreement between PIC and Harris Investment Management, Inc. Shareholders of the Funds will vote on this proposal.

     PROPOSAL 2A: APPROVAL OF SUBADVISORY AGREEMENT FOR PHOENIX CAPITAL GROWTH FUND

     FOR | |                        ABSTAIN | |                    AGAINST | |

     PROPOSAL 2B: APPROVAL OF SUBADVISORY AGREEMENT FOR PHOENIX MID-CAP GROWTH FUND

     FOR | |                        ABSTAIN | |                    AGAINST | |

     PROPOSAL 2C: APPROVAL OF SUBADVISORY AGREEMENT FOR PHOENIX NIFTY FIFTY FUND

     FOR | |                        ABSTAIN | |                    AGAINST | |

       IMPORTANT: PLEASE SIGN AND DATE ON THE REVERSE SIDE BEFORE MAILING

                Your vote is important. Please vote immediately.

----------------------------------------    ------------------------------------
           Vote-by-Internet                           Vote-by-Telephone

----------------------------------------    ------------------------------------

----------------------------------------    ------------------------------------
    Log on to the Internet and go to                   Call toll-free
    https://vote.proxy-direct.com                      1-866-241-6192
----------------------------------------    ------------------------------------

         You should have your proxy card in hand when voting, either by
                           Internet or by telephone.

              If you vote over the Internet or by telephone, please
                             do not mail your card.